Exhibit 99.1

Tower and CastlePoint to Acquire Hermitage Insurance Group

NEW YORK & HAMILTON, Bermuda--(BUSINESS WIRE)--Tower Group, Inc. (“Tower”; NASDAQ: TWGP) and CastlePoint Holdings, Ltd. (“CastlePoint”; NASDAQ: CPHL) have announced today that CastlePoint Reinsurance Company, Ltd., a Bermuda-based subsidiary of CastlePoint, has entered into a definitive agreement to acquire HIG, Inc. (“Hermitage”).

CastlePoint will pay the seller, a subsidiary of Brookfield Asset Management Inc., $27 million in cash plus the adjusted closing book value of Hermitage. The total cash consideration is expected to be approximately $135 million with no external financing required.

On August 5, 2008, Tower entered into a definitive agreement to acquire CastlePoint and they expect to close that transaction in early December 2008. Tower and CastlePoint expect that the acquisition of Hermitage will close in late December 2008, after the closing of the Tower-CastlePoint acquisition.

Hermitage Overview

  Hermitage is a specialty property and casualty insurance holding company offering both admitted and excess and surplus (“E&S”) products to small commercial customers throughout the eastern United States. Hermitage has two operating subsidiaries: Hermitage Insurance Company and Kodiak Insurance Company.
  The Hermitage transaction represents the acquisition of a profitable book of business and an E&S lines platform covering 29 states and the District of Columbia. The Hermitage subsidiaries also have admitted licenses in 10 states.
  The Hermitage transaction will provide access to 150 new retail agents in the Southeast who have no overlap with CastlePoint’s or Tower’s existing producers and will also further strengthen CastlePoint’s and Tower’s wholesale distribution in the eastern U.S.
  Hermitage is expected to produce approximately $100 million in gross written premiums for 2008, and its net loss ratio is 52.3% through the first six months of 2008. The transaction is expected to be slightly accretive to earnings per share in 2009 for both Tower and CastlePoint on a combined or standalone basis.

Michael H. Lee, Chairman and CEO of both Tower and CastlePoint, stated, “The Hermitage acquisition reinforces the post-CastlePoint acquisition strategy that we outlined when we announced the acquisition of CastlePoint by Tower on August 5th. Through this transaction, Tower and CastlePoint will be able to acquire a very profitable business similar to Tower’s business by utilizing CastlePoint’s capital. In addition, CastlePoint will be able to shift more of CastlePoint Reinsurance Company’s capital from reinsurance to insurance in response to current market conditions. The transaction further supports Tower’s national expansion plans by focusing on underserved market segments through wholesale agents while expanding its retail distribution system in the Southeast.”

Tower Acquisition of Renewal Rights and Operating Assets if Tower’s Acquisition of CastlePoint is not Consummated or is Delayed:

Tower and CastlePoint also entered into a separate agreement pursuant to which, following CastlePoint’s acquisition of Hermitage as outlined above for $135 million, Tower has agreed to buy Hermitage’s operating assets including rights to policy renewals and producer appointments from CastlePoint for $16 million in cash. Tower and CastlePoint do not expect to consummate this renewal rights transaction unless Tower’s acquisition of CastlePoint is not consummated or is delayed. If this renewal rights transaction were to close, Tower and CastlePoint have also agreed to extend all of the reinsurance, management and service agreements between the two companies or their respective subsidiaries for one additional year upon their expiration, currently scheduled for March 31, 2010, at commission and management fee terms which have been set to approximate current market terms, provided that, under certain limited circumstances, the extension will be for 6 months.

Upon the sale of the operating assets to Tower, CastlePoint will retain Hermitage’s financial assets including capital in the operating insurance companies, insurance licenses, loss reserves and unearned premium reserves. In addition, Tower’s managing general agency, Tower Risk Management, will manage Hermitage’s operating insurance companies on behalf of CastlePoint based upon the terms of existing management and service agreements between Tower and CastlePoint.

If this renewal rights transaction were to be consummated, it would benefit each of Tower and CastlePoint on a standalone basis. Tower would be able to expand its wholesale and retail agency distribution and increase its management fee income from managing the Hermitage business. CastlePoint would be able to more effectively deploy its capital by shifting from reinsurance to primary insurance underwriting and by increasing business from Tower through its insurance risk sharing solution rather than its quota share reinsurance solution. Further, as noted above, CastlePoint would benefit from the one year extension of its agreements with Tower whereby Tower reinsures a substantial portion of its profitable brokerage business with CastlePoint through a quota share agreement and a risk sharing agreement.

The terms of this transaction between Tower and CastlePoint were negotiated and approved by the independent board members of both companies.

The transactions between Hermitage and CastlePoint and those between Tower and CastlePoint, including any ancillary agreements, are subject to customary regulatory approvals.

2008 and 2009 Earnings Guidance:

The Hermitage acquisition will not affect Tower’s earnings guidance for 2008. Therefore, Tower is maintaining its diluted earnings per share guidance to be in the range of $2.90 to $3.00 for the full year 2008.

Tower expects the Hermitage acquisition will be accretive to its shareholders in 2009 after Tower completes the acquisitions of CastlePoint and Hermitage. Both transactions are expected to close in December 2008. Tower is maintaining its diluted earnings per share guidance for 2009 in the range of $3.20 to $3.40 that was provided on August 5th, but Tower expects the Hermitage acquisition to increase its earnings towards the upper end of that range.

Investor Call and Presentation

Tower and CastlePoint will jointly host a conference call today at 2:00 P.M. (Eastern Time) to discuss the transaction. The Call-in number is: 877-545-1488; international 719-325-4942. This conference call will also be broadcast live over the Internet. To access the presentation and a listen-only webcast over the Internet, please visit the Investor Information section of Tower’s website, www.twrgrp.com, or CastlePoint’s website, www.castlepoint.bm, or use these links: http://investor.twrgrp.com/events.cfm or http://ir.castlepoint.bm/events.cfm

Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a listen-only webcast will be archived in the Investor Information section of both companies’ websites.

About Tower

Tower offers property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses. Tower’s insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

About CastlePoint

CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, CastlePoint Management Corp., and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint and Tower may include forward-looking statements that reflect CastlePoint’s and Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of CastlePoint, Tower, Hermitage and the combined companies to differ materially from those indicated in these statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain governmental approvals or rulings on or regarding the Hermitage transactions or the Tower-CastlePoint merger on the proposed terms and schedule; the failure of the shareholders of CastlePoint or the stockholders of Tower to approve the Tower-CastlePoint merger; the failure to satisfy the closing conditions to the Hermitage acquisition or the Tower-CastlePoint merger; the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risk that the revenue opportunities, cost savings and other anticipated synergies from the Hermitage acquisition or the Tower-CastlePoint merger may not be fully realized or may take longer to realize than expected; disruption from the Hermitage acquisition or the Tower-CastlePoint merger making it difficult to maintain relationships with customers, employees, brokers and managing general agents; the risk that the U.S. or Bermuda tax authorities may view the tax treatment of the Hermitage acquisition or Tower-CastlePoint merger and/or the other transactions contemplated by the Hermitage stock purchase agreement or the Tower-CastlePoint merger agreement differently from CastlePoint and Tower’s tax advisors; costs relating to the transactions; ineffectiveness or obsolescence of the business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than the underwriting, reserving or investment practices of Hermitage, CastlePoint or Tower anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of Hermitage’s, CastlePoint’s and Tower’s investments; changes in regulations or laws applicable to Hermitage, CastlePoint, Tower and their respective subsidiaries, brokers or customers, including tax laws in Bermuda and the United States; acceptance of products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of Hermitage’s, CastlePoint’s or Tower’s reinsurers to pay claims timely or at all; decreased demand for Hermitage’s, CastlePoint’s or Tower’s insurance or reinsurance products; the effects of mergers, acquisitions and divestitures in the insurance and reinsurance sectors; changes in rating agency policies or practices; changes in legal theories of liability under Hermitage’s, CastlePoint’s and Tower’s insurance policies or the policies that it reinsures; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the assumptions underlying our pro forma projections and/or earnings guidance could prove incorrect due to, among other things, the foregoing factors, and neither CastlePoint nor Tower undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

Although the acquisition of Hermitage by CastlePoint and sale of Hermitage operating assets by CastlePoint to Tower is not subject to approval by either Tower or CastlePoint shareholders, information regarding the transaction will be included in the joint proxy statement/prospectus regarding the proposed Tower-CastlePoint merger.

Shareholders of Tower and CastlePoint are urged to read the joint proxy statement/prospectus regarding the proposed Tower-CastlePoint merger when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Tower and CastlePoint, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by accessing the companies’ websites: http://www.twrgrp.com/ or http://www.castlepoint.bm/

Tower and CastlePoint, their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the shareholders of Tower and/or CastlePoint in respect of the proposed Tower-CastlePoint merger. Information regarding Tower’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Tower on April 11, 2008, and information regarding CastlePoint’s directors and executive officers is available in it proxy statement filed with the Securities and Exchange Commission by CastlePoint on April 29, 2008. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a joint proxy statement/prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For more information visit Tower's website at http://www.twrgrp.com/.

or CastlePoint’s website at: http://www.castlepoint.bm/

CPHL-F

CONTACT:
Tower Group, Inc.
Thomas Song, 212-655-4789
Managing Vice President
tsong@twrgrp.com
or
CastlePoint Holdings, Ltd.
Joel S. Weiner, 441-294-6400
Senior Vice President and Chief Financial Officer
info@castlepoint.bm